UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2007

H2DIESEL HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	000-51903	26-0067474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11111 Katy Freeway, Suite 910 Houston, Texas 77079
(Address of principal executive offices)(Zip Code)

(713) 973-5720
(Registrant’s telephone number, including area code)

N/A
(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 1 3-e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Effective September 1, 2007, the board of directors of H2Diesel Holdings, Inc. appointed Michael Burstein to serve as Chief Financial Officer. Mr. Burstein will report to David A. Gillespie, our President and Chief Executive Officer.

Mr. Burstein has a diverse background in finance that spans over 15 years. Previous to his appointment at H2Diesel, he served as the Chief Financial Officer and Vice President of Operations for S2 Systems, a leading supplier of enterprise payment transaction solutions for the financial services sector, where he was responsible for managing all of the Company’s financial, legal, consulting services, and human resource activities on a global basis. Additionally, Mr. Burstein held the position of Chief Financial Officer for Navini Networks, a leading provider of Mobile WIMAX™ solutions, where he oversaw all of the company’s financial operations on a worldwide level. He also served as Chief Financial Officer of EXE Technologies from 1999 to 2002; Vice President, Chief Financial Officer and Chief Operating Officer of Sequel System from 1998 to 1999; and Vice President and Chief Financial Officer from 1996 to 1998 at Paradigm Geophysical Limited.

Mr. Burstein received both his MBA and his Bachelor of Science in electrical engineering from Southern Methodist University.

In connection with his appointment, we entered into an Employment Agreement with Mr. Burstein, effective September 1, 2007, similar to the employment agreements with our other senior executive officers. Under the employment agreement, the Board granted Mr. Burstein options to purchase 750,000 shares of the Company’s common stock at an exercise price of $6.00 per share, the closing price of the Company’s common stock on the OTC Bulletin Board on August 31, 2007. The shares will vest incrementally through 2010. The options expire on September 1, 2017, unless sooner exercised.

A copy of the Employment Agreement with Mr. Burstein is attached as Exhibit 10.1 and a copy of the press release announcing Mr. Burstein’s appointment is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement dated as of September 1, 2007 between Michael Burstein and H2Diesel Holdings, Inc.

99.1	Press Release regarding the appointment of Michael Burstein as Chief Financial Officer, dated September 11, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 11, 2007	/s/ David A. Gillespie
Name: David A. Gillespie Title: President and Chief Executive Officer